GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 6% Year-Over-Year to $6.7 billion
Biktarvy Sales Increased 8% Year-Over-Year to $3.2 billion
Oncology Sales Increased 15% Year-Over-Year to $841 million
Foster City, CA, August 8, 2024 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its second quarter 2024 results of operations.
“Gilead has had another strong quarter with 6% year-over-year growth in our base business. This was driven by sales of our therapies for HIV, Oncology and Liver Disease, including 8% growth for Biktarvy,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “One of the key highlights of the quarter was interim data from the Phase 3 PURPOSE 1 trial showing 100% efficacy for lenacapavir in HIV prevention for cisgender women. We look forward to additional clinical readouts in the coming months, and to potentially launching seladelpar for primary biliary cholangitis in the United States.”
Second Quarter 2024 Financial Results
•Total second quarter 2024 revenue increased 5% to $7.0 billion, compared to the same period in 2023, primarily due to higher product sales in HIV, Liver Disease and Oncology.
•Diluted earnings per share (“EPS”) was $1.29 in the second quarter 2024, compared to $0.83 in the same period in 2023. The increase was primarily driven by lower operating expenses, including a 2023 expense of $525 million for settlements with certain plaintiffs in HIV antitrust litigation which did not repeat in 2024, as well as higher revenues and lower income tax expense, partially offset by higher net unrealized losses on equity securities.
•Non-GAAP diluted EPS was $2.01 in the second quarter 2024, compared to $1.34 in the same period in 2023. The increase was primarily driven by lower operating expenses and higher revenues.
•As of June 30, 2024, Gilead had $2.8 billion of cash, cash equivalents and marketable debt securities, compared to $8.4 billion as of December 31, 2023. The decrease primarily reflects the $3.9 billion acquisition of CymaBay Therapeutics, Inc. and a $1.75 billion repayment of senior notes.
•During the second quarter 2024, Gilead generated $1.3 billion in operating cash flow, net of a $1.2 billion transition tax payment associated with the Tax Cuts and Jobs Act of 2017.
•During the second quarter 2024, Gilead paid dividends of $972 million and repurchased $100 million of common stock.
Second Quarter 2024 Product Sales
Total second quarter 2024 product sales increased 5% to $6.9 billion, compared to the same period in 2023. Total product sales, excluding Veklury, increased 6% to $6.7 billion in the second quarter 2024, compared to the same period in 2023, primarily due to higher product sales in HIV, Liver Disease and Oncology.

August 8, 2024	2

HIV product sales increased 3% to $4.7 billion in the second quarter 2024, compared to the same period in 2023, primarily driven by higher demand across treatment and prevention, partially offset by lower average realized price due to channel mix.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 8% to $3.2 billion in the second quarter 2024, compared to the same period in 2023, primarily driven by higher demand.
•Descovy® (FTC 200mg/TAF 25mg) sales decreased 6% to $485 million in the second quarter 2024, compared to the same period in 2023, primarily driven by lower average realized price due to channel mix, partially offset by higher demand.
The Liver Disease portfolio sales increased 17% to $832 million in the second quarter 2024, compared to the same period in 2023. This was primarily driven by higher average realized price due to channel mix in the United States, as well as higher demand in products for chronic hepatitis C virus (“HCV”), chronic hepatitis B virus (“HBV”) and, in Europe, chronic hepatitis D virus (“HDV”).
Veklury sales decreased 16% to $214 million in the second quarter 2024, compared to the same period in 2023, primarily driven by lower rates of COVID-19 related hospitalizations.
Cell Therapy product sales increased 11% to $521 million in the second quarter 2024, compared to the same period in 2023.
•Yescarta® (axicabtagene ciloleucel) sales increased 9% to $414 million in the second quarter 2024, compared to the same period in 2023, primarily driven by higher demand in relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”) outside the United States.
•Tecartus® (brexucabtagene autoleucel) sales increased 21% to $107 million in the second quarter 2024, compared to the same period in 2023, driven by higher demand in R/R mantle cell lymphoma and R/R adult acute lymphoblastic leukemia (“ALL”).
Trodelvy® (sacituzumab govitecan-hziy) sales increased 23% to $320 million in the second quarter 2024, compared to the same period in 2023, primarily driven by higher demand in second-line metastatic triple negative breast cancer and pre-treated HR+/HER2- metastatic breast cancer.
Second Quarter 2024 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 77.7% in the second quarter 2024, compared to 78.0% in the same period in 2023. Non-GAAP product gross margin was 86.0% in the second quarter 2024, compared to 86.9% in the same period in 2023.
•Research & development (“R&D”) expenses were $1.4 billion in the second quarter 2024 and in the same period in 2023. Non-GAAP R&D expenses were $1.3 billion in the second quarter 2024, compared to $1.4 billion in the same period in 2023. The changes were primarily driven by timing of clinical activities, including wind-down of studies.
•Acquired IPR&D expenses were $38 million in the second quarter 2024.
•Selling, general and administrative (“SG&A”) expenses and non-GAAP SG&A expenses were $1.4 billion in the second quarter 2024, compared to $1.8 billion in the same period in 2023. The decreases in GAAP and non-GAAP SG&A expenses were primarily driven by the 2023 legal settlement expense referenced earlier which did not repeat in 2024.
•The effective tax rate (“ETR”) was 21.4% in the second quarter 2024, compared to 34.6% in the same period in 2023. The decrease in ETR primarily reflects a remeasurement of certain deferred tax liabilities in the prior year and a settlement with a tax authority in the second quarter 2024. Non-GAAP ETR was 17.8% in the second quarter 2024, compared to 21.0% in the same period in 2023. The decrease in non-GAAP ETR primarily reflects a settlement with a tax authority.

August 8, 2024	3

Guidance and Outlook
For the full-year 2024, Gilead expects:

(in millions, except per share amounts)	August 8, 2024 Guidance
	Low End	High End	Comparison to April 25, 2024 Guidance
Product sales	$27,100	$27,500	Unchanged
Product sales, excluding Veklury	$25,800	$26,200	Unchanged
Veklury	$1,300	$1,300	Unchanged
Diluted EPS	$0.00	$0.30	Previously $0.10 to $0.50
Non-GAAP diluted EPS	$3.60	$3.90	Previously $3.45 to $3.85
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2024 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Presented data from the Phase 3 PURPOSE 1 trial evaluating twice-yearly subcutaneous lenacapavir for HIV prevention in cisgender women at the International AIDS Conference (“AIDS 2024”). At the interim analysis, lenacapavir demonstrated 100% efficacy with zero HIV infections and superiority to both background HIV incidence and once-daily oral Truvada® (FTC 200mg and tenofovir disoproxil fumarate 300mg (“TDF”)). Lenacapavir was generally well-tolerated and no new safety concerns were identified. The use of lenacapavir for PrEP is investigational.
•Highlighted long-term, five-year data for Biktarvy at AIDS 2024, demonstrating virologic suppression in Hispanic/Latine people with HIV, as well as older adults with comorbidities. Additionally, presented results from Gilead’s investigational treatment pipeline, including 48-week data from the Phase 2 portion of the Phase 2/3 ARTISTRY study of once-daily oral bictegravir plus lenacapavir, once-weekly oral agents GS-1720 and GS-4182, as well as twice-yearly lenacapavir in combination with two broadly neutralizing antibodies, teropavimab and zinlirvimab.
•Announced U.S. Food and Drug Administration (“FDA”) approval of an updated label for Biktarvy to include additional data for the treatment of pregnant adults with HIV-1 with suppressed viral loads.
•Presented Phase 2b MYR201 data demonstrating potential for the investigational combination of bulevirtide 10 mg with pegylated interferon alfa-2a as finite therapy for people with chronic HDV at the European Association for the Study of the Liver (“EASL”) meeting. These data were simultaneously published in the New England Journal of Medicine.
•Presented 144-week follow-up data from the Phase 3 MYR301 study at EASL that reinforced bulevirtide as an efficacious and generally well-tolerated long-term treatment option as monotherapy in adults with chronic HDV. Bulevirtide 2 mg remains the only approved treatment for HDV in the EU and is not approved in the U.S. Bulevirtide 10 mg is an investigational product and is not approved anywhere globally.
Oncology
•Announced Trodelvy did not meet the primary endpoint of improvement in overall survival (“OS”) in the intention-to-treat (“ITT”) population of the confirmatory Phase 3 TROPiCS-04 study in locally advanced or metastatic urothelial cancer. A numerical improvement in OS favoring Trodelvy was observed, in addition to trends in improvement for select pre-specified non-alpha controlled subgroups analyses and secondary endpoints of progression-free survival and overall response rate. In the ITT population, there was a higher number of deaths due to adverse events with Trodelvy compared to single-agent chemotherapy, which were primarily observed early in treatment and related to neutropenic complications, including infection.

August 8, 2024	4

•Presented detailed results from the Phase 3 EVOKE-01 study evaluating Trodelvy in patients with metastatic or advanced non-small cell lung cancer (“NSCLC”) that had progressed on or after platinum-based chemotherapy and anti-PD(L)1 therapy at the American Society of Clinical Oncology (“ASCO”) meeting. These data were simultaneously published in the Journal of Clinical Oncology. As announced in January 2024, EVOKE-01 did not meet its primary endpoint of overall survival. The use of Trodelvy for lung cancer is investigational.
•Provided a longer-term update on Cohort A of the Phase 2 EVOKE-02 study of Trodelvy in combination with pembrolizumab in first-line advanced or metastatic squamous or non-squamous PD-L1-high NSCLC at the ASCO meeting.
•Announced new data from a pilot study in collaboration with Dana-Farber Cancer Institute that evaluated the safety of Yescarta in patients living with R/R primary or secondary central nervous system lymphoma, an investigational use. This data was presented at the ASCO meeting.
•Presented updated, four-year OS data from the pivotal Phase 2 ZUMA-3 study evaluating Tecartus in adult patients with R/R B-cell ALL at the ASCO meeting.
•Presented updated analysis at the ASCO meeting from Arm A1 of the Phase 2 EDGE-Gastric study evaluating domvanalimab, zimberelimab (“zim”) and FOLFOX as a potential first-line treatment for upper gastrointestinal cancers, in partnership with Arcus Biosciences, Inc. (“Arcus”). Additionally, presented Phase 1b/2 ARC-9 Cohort B data with our partner Arcus, which is evaluating etrumadenant plus zim, FOLFOX and bevacizumab in third-line metastatic colorectal cancer. These products and uses are investigational.
•Announced preliminary findings at the European Hematology Association (“EHA”) meeting from the Phase 2 ZUMA-24 study suggesting outpatient administration of Yescarta is feasible. Additionally, presented real-world manufacturing experience analysis demonstrating a statistically significant higher number of R/R large B-cell lymphoma patients that received second-line treatment with Yescarta achieved first-pass manufacturing success compared to patients that received treatment with Yescarta in third-line and beyond.
•Announced key operational updates, together with Arcellx, Inc. (“Arcellx”), for the anitocabtagene autoleucel multiple myeloma development program, including the design of the Phase 3 iMMagine-3 trial as a second- to fourth-line treatment for multiple myeloma, as well as the completion of the technical transfer to Kite.
Inflammation
•Presented two-year interim results from the ongoing long-term Phase 3 ASSURE study evaluating seladelpar in people living with primary biliary cholangitis (“PBC”) who participated in any prior seladelpar clinical study at the Digestive Diseases Week and EASL meetings. The data demonstrated a sustained and consistent long-term efficacy and safety profile for seladelpar in PBC. Seladelpar is an investigational product and is currently under review by FDA, with a PDUFA date of August 14, 2024.
•Entered into an amended license agreement featuring the buy-out of global seladelpar royalties from Janssen Pharmaceutica NV for $320 million. This transaction will be reflected in Gilead’s third quarter results.
Corporate
•Announced Gilead reached a settlement agreement in principle in the federal TDF litigation in the U.S. District Court for the Northern District of California. The agreement, which is subject to certain conditions, provides that Gilead will make a one-time payment of up to $40 million and is expected to resolve the claims of the overwhelming majority of plaintiffs in the federal TDF litigation.
•Announced Chief Medical Officer Merdad Parsey, MD, PhD, will leave the company in the first quarter of 2025. A search is underway for his successor.
•The Board declared a quarterly dividend of $0.77 per share of common stock for the third quarter of 2024. The dividend is payable on September 27, 2024, to stock holders of record at the close of business on September 13, 2024. Future dividends will be subject to Board approval.

August 8, 2024	5

Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19 and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its anticipated full year 2024 financial results, including as a result of the uncertainty of the amount and timing of Veklury revenues; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcellx and Arcus; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Trodelvy, Truvada, Yescarta, bevacizumab, bictegravir, bulevirtide, anitocabtagene autoleucel, domvanalimab, etrumadenant, GS-1720, GS-4182, lenacapavir, teropavimab, seladelpar, zimberelimab, and zinlirvimab (such as the ARTISTRY-1, ASSURE, EDGE-Gastric, EVOKE-01, EVOKE-02, iMMagine-3, MYR201, MYR301, PURPOSE-1, TROPiCS-04, ZUMA-3 and ZUMA-24 studies) , and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, including FDA approval of the New Drug Application for seladelpar, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse

August 8, 2024	6

actions by the applicable regulatory authority (such as the risk that the FDA may not grant full approval or may withdraw its accelerated approval for Trodelvy for the treatment of locally advanced or metastatic urothelial cancer); Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Biktarvy; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2024 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, United States. Other trademarks are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

August 8, 2024	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues:
Product sales	$6,912	$6,564	$13,559	$12,870
Royalty, contract and other revenues	41	35	81	81
Total revenues	6,954	6,599	13,640	12,951
Costs and expenses:
Cost of goods sold	1,544	1,442	3,096	2,843
Research and development expenses	1,351	1,407	2,871	2,854
Acquired in-process research and development expenses	38	236	4,169	717
In-process research and development impairment	—	—	2,430	—
Selling, general and administrative expenses	1,377	1,849	2,752	3,168
Total costs and expenses	4,309	4,934	15,317	9,581
Operating income (loss)	2,644	1,665	(1,678)	3,370
Interest expense	237	230	491	459
Other (income) expense, net	355	(152)	265	22
Income (loss) before income taxes	2,053	1,588	(2,433)	2,888
Income tax expense	438	549	123	865
Net income (loss)	1,614	1,039	(2,556)	2,024
Net loss attributable to noncontrolling interest	—	(6)	—	(32)
Net income (loss) attributable to Gilead	$1,614	$1,045	$(2,556)	$2,055
Basic earnings (loss) per share attributable to Gilead	$1.29	$0.84	$(2.05)	$1.65
Shares used in basic earnings (loss) per share attributable to Gilead calculation	1,247	1,249	1,247	1,249
Diluted earnings (loss) per share attributable to Gilead	$1.29	$0.83	$(2.05)	$1.63
Shares used in diluted earnings (loss) per share attributable to Gilead calculation	1,251	1,258	1,247	1,260

Supplemental Information:
Cash dividends declared per share	$0.77	$0.75	$1.54	$1.50
Product gross margin	77.7%	78.0%	77.2%	77.9%
Research and development expenses as a % of revenues	19.4%	21.3%	21.0%	22.0%
Selling, general and administrative expenses as a % of revenues	19.8%	28.0%	20.2%	24.5%
Operating margin	38.0%	25.2%	(12.3)%	26.0%
Effective tax rate	21.4%	34.6%	(5.1)%	29.9%

August 8, 2024	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
Product sales:
HIV	$4,745	$4,626	3%	$9,088	$8,816	3%
Liver Disease	832	711	17%	1,569	1,386	13%
Oncology	841	728	15%	1,629	1,398	17%
Other	280	243	15%	504	442	14%
Total product sales excluding Veklury	6,698	6,308	6%	12,790	12,041	6%
Veklury	214	256	(16)%	769	829	(7)%
Total product sales	6,912	6,564	5%	13,559	12,870	5%
Royalty, contract and other revenues	41	35	18%	81	81	(1)%
Total revenues	$6,954	$6,599	5%	$13,640	$12,951	5%

August 8, 2024	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
Non-GAAP:
Cost of goods sold	$965	$861	12%	$1,939	$1,732	12%
Research and development expenses	$1,335	$1,377	(3)%	$2,738	$2,816	(3)%
Acquired IPR&D expenses(2)	$38	$236	(84)%	$4,169	$717	NM
Selling, general and administrative expenses	$1,351	$1,848	(27)%	$2,646	$3,166	(16)%
Other (income) expense, net	$(37)	$(83)	(56)%	$(141)	$(165)	(15)%
Diluted earnings per share attributable to Gilead	$2.01	$1.34	50%	$0.70	$2.71	(74)%
Shares used in non-GAAP diluted earnings per share attributable to Gilead calculation	1,251	1,258	(1)%	1,254	1,260	—%

Product gross margin	86.0%	86.9%	-84 bps	85.7%	86.5%	-84 bps
Research and development expenses as a % of revenues	19.2%	20.9%	-167 bps	20.1%	21.7%	-167 bps
Selling, general and administrative expenses as a % of revenues	19.4%	28.0%	-857 bps	19.4%	24.4%	-504 bps
Operating margin	47.0%	34.5%	NM	15.7%	34.9%	NM
Effective tax rate	17.8%	21.0%	-322 bps	51.4%	20.0%	NM
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

August 8, 2024	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2024	2023	2024	2023
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,544	$1,442	$3,096	$2,843
Acquisition-related – amortization(1)	(579)	(581)	(1,158)	(1,110)
Restructuring	—	—	1	—
Non-GAAP cost of goods sold	$965	$861	$1,939	$1,732

Product gross margin reconciliation:
GAAP product gross margin	77.7%	78.0%	77.2%	77.9%
Acquisition-related – amortization(1)	8.4%	8.8%	8.5%	8.6%
Restructuring	(—)%	—%	(—)%	—%
Non-GAAP product gross margin	86.0%	86.9%	85.7%	86.5%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,351	$1,407	$2,871	$2,854
Acquisition-related – other costs(2)	(3)	(30)	(70)	(38)
Restructuring	(13)	—	(63)	—
Non-GAAP research and development expenses	$1,335	$1,377	$2,738	$2,816

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$—	$2,430	$—
IPR&D impairment	—	—	(2,430)	—
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,377	$1,849	$2,752	$3,168
Acquisition-related – other costs(2)	(17)	(1)	(84)	(2)
Restructuring	(8)	—	(22)	—
Non-GAAP selling, general and administrative expenses	$1,351	$1,848	$2,646	$3,166

Operating income (loss) reconciliation:
GAAP operating income (loss)	$2,644	$1,665	$(1,678)	$3,370
Acquisition-related – amortization(1)	579	581	1,158	1,110
Acquisition-related – other costs(2)	21	31	153	40
Restructuring	21	—	84	—
IPR&D impairment	—	—	2,430	—
Non-GAAP operating income	$3,265	$2,277	$2,148	$4,521

Operating margin reconciliation:
GAAP operating margin	38.0%	25.2%	(12.3)%	26.0%
Acquisition-related – amortization(1)	8.3%	8.8%	8.5%	8.6%
Acquisition-related – other costs(2)	0.3%	0.5%	1.1%	0.3%
Restructuring	0.3%	—%	0.6%	—%
IPR&D impairment	—%	—%	17.8%	—%
Non-GAAP operating margin	47.0%	34.5%	15.7%	34.9%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$355	$(152)	$265	$22
(Loss) gain from equity securities, net	(392)	69	(405)	(187)
Non-GAAP other (income) expense, net	$(37)	$(83)	$(141)	$(165)

Income (loss) before income taxes reconciliation:
GAAP income (loss) before income taxes	$2,053	$1,588	$(2,433)	$2,888
Acquisition-related – amortization(1)	579	581	1,158	1,110
Acquisition-related – other costs(2)	21	31	153	40
Restructuring	21	—	84	—
IPR&D impairment	—	—	2,430	—
Loss (gain) from equity securities, net	392	(69)	405	187
Non-GAAP income before income taxes	$3,065	$2,131	$1,798	$4,226

August 8, 2024	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2024	2023	2024	2023
Income tax expense reconciliation:
GAAP income tax expense	$438	$549	$123	$865
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	121	120	242	227
Acquisition-related – other costs(2)	7	5	37	8
Restructuring	7	—	16	—
IPR&D impairment	—	—	611	—
Loss (gain) from equity securities, net	33	1	(6)	1
Discrete and related tax charges(3)	(60)	(227)	(100)	(256)
Non-GAAP income tax expense	$546	$448	$923	$844

Effective tax rate reconciliation:
GAAP effective tax rate	21.4%	34.6%	(5.1)%	29.9%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	(3.5)%	(13.5)%	56.4%	(10.0)%
Non-GAAP effective tax rate	17.8%	21.0%	51.4%	20.0%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$1,614	$1,045	$(2,556)	$2,055
Acquisition-related – amortization(1)	458	461	916	884
Acquisition-related – other costs(2)	14	26	117	32
Restructuring	14	—	68	—
IPR&D impairment	—	—	1,819	—
Loss (gain) from equity securities, net	359	(70)	412	187
Discrete and related tax charges(3)	60	227	100	256
Non-GAAP net income attributable to Gilead	$2,519	$1,688	$874	$3,414

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$1.29	$0.83	$(2.05)	$1.63
Acquisition-related – amortization(1)	0.37	0.37	0.73	0.70
Acquisition-related – other costs(2)	0.01	0.02	0.09	0.03
Restructuring	0.01	—	0.05	—
IPR&D impairment	—	—	1.46	—
Loss (gain) from equity securities, net	0.29	(0.06)	0.33	0.15
Discrete and related tax charges(3)	0.05	0.18	0.08	0.20
Non-GAAP diluted earnings per share	$2.01	$1.34	$0.70	$2.71

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$581	$1,157	$1,110
Research and development expenses adjustments	16	30	133	38
IPR&D impairment adjustments	—	—	2,430	—
Selling, general and administrative expenses adjustments	26	1	106	2
Total non-GAAP adjustments to costs and expenses	620	612	3,826	1,150
Other (income) expense, net adjustments	392	(69)	405	187
Total non-GAAP adjustments before income taxes	1,012	543	4,231	1,338
Income tax effect of non-GAAP adjustments above	(168)	(126)	(900)	(235)
Discrete and related tax charges(3)	60	227	100	256
Total non-GAAP adjustments to net income attributable to Gilead	$905	$644	$3,431	$1,358
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd., Tmunity Therapeutics, Inc., XinThera, Inc. and CymaBay Therapeutics, Inc.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

August 8, 2024	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2024 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 6, 2024	Updated April 25, 2024	Updated August 8, 2024
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	76.0% - 77.0%	76.0% - 77.0%	76.0% - 77.0%
Acquisition-related expenses and restructuring expenses	~ 9.0%	~ 9.0%	~ 9.0%
Non-GAAP projected product gross margin	85.0% - 86.0%	85.0% - 86.0%	85.0% - 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$8,700 - $9,200	$1,900 - $2,400	$2,100 - $2,500
IPR&D impairment, acquisition-related and restructuring expenses	~ 2,500	~ 5,100	~ 5,100
Non-GAAP projected operating income	$11,200 - $11,700	$7,000 - $7,500	$7,200 - $7,600

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 21%	~ 65%	~ 87%
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 2%)	(~ 35%)	(~ 57%)
Non-GAAP projected effective tax rate	~ 19%	~ 30%	~ 30%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.15 - $5.55	$0.10 - $0.50	$0.00 - $0.30
IPR&D impairment, acquisition-related and restructuring expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.70	~ 3.35	~ 3.60
Non-GAAP projected diluted EPS	$6.85 - $7.25	$3.45 - $3.85	$3.60 - $3.90
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

August 8, 2024	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in millions)	2024	2023
Assets
Cash, cash equivalents and marketable debt securities	$2,772	$8,428
Accounts receivable, net	4,663	4,660
Inventories	3,388	3,366
Property, plant and equipment, net	5,346	5,317
Intangible assets, net	22,832	26,454
Goodwill	8,314	8,314
Other assets	6,265	5,586
Total assets	$53,579	$62,125
Liabilities and Stockholders’ Equity
Current liabilities	$10,781	$11,280
Long-term liabilities	24,602	28,096
Stockholders’ equity(1)	18,197	22,749
Total liabilities and stockholders’ equity	$53,579	$62,125
________________________________
(1)    As of June 30, 2024 and December 31, 2023, there were 1,246 shares of common stock issued and outstanding.

August 8, 2024	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$1,325	$2,337	$3,544	$4,082
Net cash used in investing activities	(307)	(483)	(2,514)	(1,309)
Net cash used in financing activities	(2,953)	(1,101)	(4,314)	(2,507)
Effect of exchange rate changes on cash and cash equivalents	(11)	14	(29)	26
Net change in cash and cash equivalents	(1,947)	768	(3,313)	292
Cash and cash equivalents at beginning of period	4,718	4,936	6,085	5,412
Cash and cash equivalents at end of period	$2,772	$5,704	$2,772	$5,704

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$1,325	$2,337	$3,544	$4,082
Capital expenditures	(130)	(139)	(235)	(248)
Free cash flow(1)	$1,195	$2,199	$3,309	$3,834
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

August 8, 2024	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2024	2023	2024	2023
HIV
Biktarvy – U.S.	$2,585	$2,439	$4,900	$4,600
Biktarvy – Europe	370	302	735	606
Biktarvy – Rest of World	277	237	542	449
	3,232	2,979	6,177	5,656

Descovy – U.S.	434	460	805	855
Descovy – Europe	25	25	51	50
Descovy – Rest of World	26	31	55	60
	485	516	911	965

Genvoya – U.S.	372	455	704	872
Genvoya – Europe	45	56	95	111
Genvoya – Rest of World	23	29	44	58
	440	540	843	1,041

Odefsey – U.S.	233	267	457	497
Odefsey – Europe	72	74	148	149
Odefsey – Rest of World	10	11	21	22
	315	351	626	668

Symtuza - Revenue share(1) – U.S.	131	84	236	182
Symtuza - Revenue share(1) – Europe	34	33	67	70
Symtuza - Revenue share(1) – Rest of World	3	3	6	7
	168	120	309	259

Other HIV(2) – U.S.	65	74	125	136
Other HIV(2) – Europe	25	31	70	63
Other HIV(2) – Rest of World	15	15	27	28
	105	120	222	228

Total HIV – U.S.	3,821	3,778	7,226	7,142
Total HIV – Europe	571	521	1,167	1,049
Total HIV – Rest of World	353	326	695	624
	4,745	4,626	9,088	8,816
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	267	223	515	427
Sofosbuvir / Velpatasvir(3) – Europe	84	84	163	174
Sofosbuvir / Velpatasvir(3) – Rest of World	126	90	203	181
	476	397	881	782

Vemlidy – U.S.	117	96	212	183
Vemlidy – Europe	11	10	22	19
Vemlidy – Rest of World	115	113	233	216
	243	219	467	418

Other Liver Disease(4) – U.S.	47	37	89	64
Other Liver Disease(4) – Europe	47	37	94	78
Other Liver Disease(4) – Rest of World	19	21	38	44
	113	95	221	186

Total Liver Disease – U.S.	431	356	816	674
Total Liver Disease – Europe	142	131	279	271
Total Liver Disease – Rest of World	259	225	474	441
	832	711	1,569	1,386

Veklury
Veklury – U.S.	76	97	391	349
Veklury – Europe	53	52	123	163
Veklury – Rest of World	85	107	255	317
	214	256	769	829

August 8, 2024	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2024	2023	2024	2023
Oncology
Cell Therapy
Tecartus – U.S.	63	56	118	114
Tecartus – Europe	37	29	73	56
Tecartus – Rest of World	7	4	16	6
	107	88	207	177

Yescarta – U.S.	186	217	357	427
Yescarta – Europe	169	133	327	254
Yescarta – Rest of World	58	30	110	58
	414	380	794	739

Total Cell Therapy – U.S.	250	272	475	542
Total Cell Therapy – Europe	206	162	400	310
Total Cell Therapy – Rest of World	66	34	126	65
	521	469	1,001	916
Trodelvy
Trodelvy – U.S.	224	189	429	351
Trodelvy – Europe	69	53	137	107
Trodelvy – Rest of World	26	17	62	23
	320	260	628	482

Total Oncology – U.S.	474	462	904	893
Total Oncology – Europe	275	215	537	417
Total Oncology – Rest of World	92	51	188	88
	841	728	1,629	1,398
Other
AmBisome – U.S.	17	20	31	27
AmBisome – Europe	69	69	139	129
AmBisome – Rest of World	65	61	124	111
	151	151	294	267

Other(5) – U.S.	98	64	156	127
Other(5) – Europe	8	10	18	22
Other(5) – Rest of World	24	17	36	26
	130	92	209	175

Total Other – U.S.	115	85	188	153
Total Other – Europe	77	80	156	152
Total Other – Rest of World	88	78	160	137
	280	243	504	442

Total product sales – U.S.	4,916	4,777	9,525	9,211
Total product sales – Europe	1,118	999	2,262	2,052
Total product sales – Rest of World	878	788	1,772	1,607
	$6,912	$6,564	$13,559	$12,870
________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Sunlenca, Stribild, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis, Ranexa and Zydelig.